Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Kevin M. O’Connor
President & CEO
(631) 537-1000

BRIDGE BANCORP, INC. TO CLOSE HAMPTONS STATE BANK MERGER

(Bridgehampton, NY — May 26, 2011) Bridge Bancorp, Inc. (NASDAQ:BDGE), the holding company for Bridgehampton National Bank, today announced it has received all necessary approvals for the completion of the merger of Hamptons State Bank, a one branch bank in Southampton, New York.  The transaction will close on Friday, May 27, 2011.

“The acquisition of Hamptons State Bank brings together two strong institutions with a commitment to community banking.  We are excited to be able to broaden our base in the Southampton market, as we continue to offer Hamptons State Bank customers the personalized banking products and services they are accustomed to,” commented Kevin M. O’Connor, President and CEO of Bridge Bancorp, Inc. “In this difficult economic environment,  our ability to make this acquisition with favorable support from our board, our shareholders and the regulators speaks to the strength and vision of our  management team, a fact I am very proud of,” added Mr. O’Connor.

The estimated purchase price is approximately $5.8 million based on the closing price of Bridge Bancorp, Inc.’s common stock on May 25, 2011. At closing, the Company will issue approximately 274,000 shares of common stock to shareholders of Hamptons State Bank based on the 0.3434 exchange rate. Following the closing of the transaction, Bridgehampton National Bank will serve customers through a network of 20 branches and have total assets of approximately $1.2 billion and deposits of over $1.0 billion.

Forward Looking Statements

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects, “ “believes,”  “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company and Hamptons State Bank, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to,   changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines, changes in real estate values; the growth opportunities and cost savings anticipated from the Hamptons State Bank merger may not be fully realized or may take longer than expected; operating costs, customer losses and business disruptions may occur following the Hamptons State Bank merger; and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.